INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our reports dated March 25, 2004, appearing in this Annual Report on Form 10-K of Find/SVP, Inc. for the year ended December 31, 2003, in Registration Statement No. 333-22445 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-68315 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan), and in Registration Statement No. 333-111081 on Form S-8 (pertaining to the Find/SVP, Inc. 2003 Stock Option Plan);

We consent to the incorporation by reference in Registration Statement No. 333-43940 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan) of Find/SVP, Inc. on Form S-8 of our reports dated March 25, 2004, that have been incorporated by reference from Registration Statement No. 333-22445 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan) and that originally appear in this Annual Report on Form 10-K of Find/SVP, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

New York, New York
March 25, 2004